                  Jack C. Bendheim ("Bendheim"), hereby sells, transfers and assigns, effective as of June 1, 1998, to MRT Management Corporation, a Delaware corporation ("MMC"), all of Bendheim's right, title and interest in and to Bendheim's entire membership interest (the "Interest") in Mineral Resource Technologies, L.L.C., a Delaware limited liability company ("MRT"), for a purchase price of $25,000, the receipt and sufficiency of which Bendheim hereby acknowledges. Bendheim hereby represents and warrants to MMC that the Interest is hereby transferred free and clear of any lien or encumbrance. MMC hereby acknowledges receipt of the Interest, and agrees to accept the assignment and transfer of the Interest effected hereby, and to assume any and all liabilities and obligations arising out of or in connection with the Interest and to indemnify and hold harmless Bendheim from and against any and all loss, damage, liabilities, obligations, costs and expenses (including reasonable attorneys fees) arising out of or in connection with the Interest.

                  Bendheim hereby (i) acknowledges receipt, from MRT, of $995,000, which constitutes payment in full of all amounts owed by MRT to Bendheim for sums advanced by Bendheim to MRT prior to the date hereof (the "MRT Loan"), whether for principal, interest or otherwise, (ii) agrees that the MRT Loan is hereby satisfied, discharged and cancelled, and (iii) releases MRT from any and all liability with respect to the MRT Loan.

                  MRT hereby acknowledges a loan of $995,000 by MMC to it on the date hereof the proceeds of which are being used to fund the payment to Bendheim referred to in the immediately preceding paragraph.

                  Phibro-Tech, Inc., a Delaware corporation ("Phibro-Tech"), the sole stockholder of MMC, hereby contributes to the capital of MMC $2,131,000 in loans receivable to it from MMC, and that, upon such contribution, such loans will be deemed satisfied and discharged.

                  Phibro-Tech hereby contributes to MMC the additional sum of $995,000, which sum is being used by MMC to make the loan to MMC referred to above.

Agreed to as of June 1, 1998

                                           /s/ Jack C. Bendheim
                                           --------------------
                                           JACK C. BENDHEIM


                                           PHIBRO-TECH, INC.

                                           By: /s/ I. David Paley
                                               ------------------
                                               Title:  President


                                           MRT MANAGEMENT CORP.

                                           By: /s/ Nathan Bistricer
                                               --------------------
                                               Nathan Bistricer, Vice President


                                           MINERAL RESOURCE TECHNOLOGIES,
                                           L.L.C.

                                           By:  MRT MANAGEMENT CORP.,
                                                Managing Member

                                           By: /s/ Nathan Bistricer
                                               --------------------
                                               Nathan Bistricer, Vice President


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